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                                                                    Exhibit 10.4

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                               FACILITY SUBLEASE


                                    BETWEEN


                   PENN STATION LEASING, LLC, AS SUBLANDLORD


                                      AND


             NATIONAL RAILROAD PASSENGER CORPORATION, AS SUBTENANT



                           FOR PREMISES LOCATED AT:

                       PORTIONS OF PENNSYLVANIA STATION
                 (RETAIL, CONCOURSE, AND ANCILLARY FACILITIES)
                              NEW YORK, NEW YORK


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                               TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

1.    Demising of Premises; Term.............................................1
      1.1   Sublease of Premises.............................................1
      1.2   Term.............................................................1
      1.3   Renewal Option(s)................................................1
      1.4   Effect of Subtenant Default......................................2
      1.5   Definitions......................................................2

2.    Subrent................................................................2
      2.1   Fixed Subrent....................................................2
            2.1.1 Fixed Subrent During Renewal Terms.........................2
            2.1.2 Payment of Fixed Subrent During Renewal Terms..............3
      2.2   Additional Subrent...............................................3
            2.2.1 Other Payments.............................................3
            2.2.2 Subrent; Net Payments to Sublandlord.......................3
      2.3   Manner and Timing of Payments....................................4

3.    Subletting Covenants...................................................4
      3.1   Incorporation of Overlease.......................................4
            3.1.1 Defined Terms..............................................4
            3.1.2 Exclusions.................................................4
                  3.1.2.1 Basic Economic Terms...............................4
                  3.1.2.2 Other..............................................4
                  3.1.2.3 Representations and Warranties.....................4
            3.1.3 Interaction of Sublease and Overlease......................5
      3.2   Compliance with Overlease........................................5
      3.3   Compliance with Loan Documents...................................5
      3.4   Abatement Rights.................................................5
      3.5   Payment of Sublandlord's Rent....................................5
      3.6   Rights and Benefits Under Overlease..............................5
            3.6.1 Additional Costs...........................................5
      3.7   Performance by Overlandlord......................................6
      3.8   Preservation of Overlease........................................6
      3.9   Consent to Certain Matters.......................................6


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            3.9.1 Transfers..................................................6
                  3.9.1.1 Sale, Assignment, Equity Transfer..................6
                  3.9.1.2 Permitted Equity Transfers.........................7
                  3.9.1.3 Overlease..........................................7
            3.9.2 Required Provisions........................................7
            3.9.3 Alterations................................................8
            3.9.4 Additional Requirements....................................8
      3.10  Notices from Overlandlord........................................8
      3.11  Representations and Warranties...................................8
      3.12  Additional Covenant..............................................9

4.    Interaction of Estates; Effect on Overlandlord.........................9
      4.1   Priorities.......................................................9
      4.2   Attornment......................................................10
      4.3   No Effect on Overlease, Overlandlord............................10
      4.4   Involuntary Termination of Overlease............................10

5.    Leasing Covenants.....................................................10
      5.1   Delivery - Beginning and End of Term............................10
      5.2   Quiet Enjoyment.................................................10
      5.3   Insurance.......................................................11
      5.4   Indemnity.......................................................11
      5.5   Default; Remedies...............................................11
      5.6   Lockbox.........................................................11
      5.7   Additional Covenants............................................12

6.    Miscellaneous.........................................................12
      6.1   Subtenant's Purchase Option.....................................12
            6.1.1 Termination Rights........................................12
            6.1.2 "Purchase Offer"..........................................12
      6.2   Brokers.........................................................13
      6.3   Late Payments...................................................13
      6.4   Notices.........................................................13
            6.4.1 Sublandlord...............................................13
            6.4.2 Subtenant.................................................13
      6.5   Further Assurances..............................................13
      6.6   Interpretation..................................................13
      6.7   Execution.......................................................14
      6.8   Governing Law...................................................14
      6.9   Other...........................................................14
      6.10  Bond Lease......................................................14

7.    Nondisturbance of Sub-subtenants......................................15
      7.1   Definitions.....................................................15


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      7.2   SNDA-Eligible Subleases.........................................16
      7.3   Sublease Negotiations...........................................16
      7.4   Amendments to SNDA-Eligible Subleases...........................16
      7.5   Collection of Subrent...........................................16


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                               FACILITY SUBLEASE

            This FACILITY SUBLEASE (the "SUBLEASE") is entered into as of June 20, 2001 (the "EXECUTION DATE") by and between Penn Station Leasing, LLC, a Delaware limited liability company, having an office at 60 Massachusetts Avenue, N.E. Washington, D.C. 20002 ("SUBLANDLORD") and National Railroad Passenger Corporation, a District of Columbia corporation, having an office at 60 Massachusetts Avenue, N.E., Washington, D.C. 20002 (in its capacity as subtenant hereunder, "SUBTENANT").

                              W I T N E S S E T H

            WHEREAS, Sublandlord is tenant under that certain Prime Lease, dated as of the date hereof, by and between Subtenant, as landlord (in its capacity as landlord under the Prime Lease, the "OVERLANDLORD") and Sublandlord, as tenant ("OVERTENANT") (the "ORIGINAL OVERLEASE");

            WHEREAS, for purposes of this Sublease, the Original Overlease and the various other documents listed in EXHIBIT "A" are hereinafter collectively referred to as the "OVERLEASE," and wherever this Sublease refers to a section within the Overlease, such reference is intended to refer to such section in the Original Overlease as it may have been or will be modified by the other documents constituting the Overlease (capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Overlease);

            WHEREAS, pursuant to the Overlease, Overlandlord demised to Sublandlord the Premises (as defined in the Overlease and as identified in the diagram attached as EXHIBIT "B"); and

            WHEREAS, Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord, the Premises in accordance with and otherwise subject to the provisions hereof.

            NOW, THEREFORE, Sublandlord and Subtenant agree as follows.

1.    DEMISING OF PREMISES; TERM.

      1.1 SUBLEASE OF PREMISES. Sublandlord hereby subleases the Premises to Subtenant, and Subtenant hereby subleases the Premises from Sublandlord, for the Term, subject to the Permitted Exceptions.

      1.2 TERM. The "INITIAL TERM" of this Sublease shall commence on the date hereof (the "COMMENCEMENT DATE") and expire on June 14, 2017 (the "EXPIRATION DATE"), subject to the Renewal Option(s) below.

      1.3 RENEWAL OPTION(S). Subtenant shall have the absolute and unconditional right and option (each such right and option, a "RENEWAL OPTION") to extend and renew this Lease upon all the same terms and conditions (except as this Lease otherwise expressly states), for 3 additional successive periods (each, a "RENEWAL TERM") after the Initial Term expires of 5 years each. Subtenant shall exercise each Renewal Option, if at all, by giving Sublandlord Notice of such
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exercise at least 6 months, but no more than 18 months, before the first day of the corresponding Renewal Term. At the expiration of the final Renewal Term provided for below, Subtenant shall have no further right to renew or extend the Term. The Renewal Terms are:

      ----------------------------------------------------------------
                               RENEWAL TERMS
      ================================================================
         NUMBER           COMMENCING                  ENDING
         ------           ----------                  ------
      ----------------------------------------------------------------
           1             June 15, 2017            June 14, 2022
      ----------------------------------------------------------------
           2             June 15, 2022            June 14, 2027
      ----------------------------------------------------------------
           3             June 15, 2027            June 14, 2032
      ----------------------------------------------------------------

      1.4 EFFECT OF SUBTENANT DEFAULT. Subtenant's Renewal Options shall remain effective notwithstanding Subtenant's Default, unless and until all cure periods for such Default available to Subtenant shall have expired without cure and Sublandlord shall have terminated this Lease. There shall otherwise be no conditions, express or implied, to Subtenant's exercise of any Renewal Option(s).

      1.5 DEFINITIONS. If Subtenant exercises the Renewal Option(s), then each period covered by the exercise of a Renewal Option shall be referred to as the "OPTION TERM" and the "TERM" shall be redefined to include the Option Term.

2.    SUBRENT.

            Subtenant agrees to pay Sublandlord rent (the "SUBRENT") without offset, abatement, or reduction in the following amounts at the following times:

      2.1 FIXED SUBRENT. Subtenant shall pay Sublandlord, without notice or demand, in lawful money of the United States of America, "FIXED SUBRENT" in the amounts set forth on ANNEX 1 attached hereto and made a part hereof on the dates set forth therein. Notwithstanding the foregoing, the parties acknowledge and agree that Fixed Subrent shall be increased to reflect payments required pursuant to the provisions of SECTION 2.2.2 hereof.

            2.1.1 FIXED SUBRENT DURING RENEWAL TERMS. The Fixed Subrent for each Renewal Period shall be equal to 95% of the Fair Market Rental Value (as hereinafter defined) of the Premises as of the commencement date of such Renewal Term. Sublandlord and Subtenant shall have thirty (30) days after Sublandlord's receipt of Notice of Subtenant's exercise of each such Renewal Option within which to agree on the Fair Market Rental Value of the Premises as of the commencement date of such Rental Term. If the parties hereto agree on the Fair Market Rental Value within such thirty (30) day period, they shall amend this Sublease to reflect the Fixed Subrent applicable to such Renewal Term. If Sublandlord and Subtenant are unable to so agree, then each shall, within thirty
(30) days after the expiration of the thirty (30) day period referred to in the preceding sentence, appoint a licensed real estate appraiser having no relationship to such party. The two appraisers so appointed shall jointly attempt to determine and agree upon the then Fair Market Rental Value of the Premises. If they are unable to agree, then


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each appraiser so appointed shall set one Fair Market Rental Value and notify the other appraiser of the Fair Market Rental Value set by him or her, concurrently with such appraiser's receipt of the Fair Market Rental Value set by the other appraiser. The two appraisers then shall, together, select a third licensed real estate appraiser, who shall make a determination of the then Fair Market Rental Value, after reviewing the reports of the first two appraisers appointed by the parties, and after doing such independent research as he or she deems appropriate. The Fair Market Rental Value determined by the third appraiser shall then be the Fair Market Rental Value used to determine the Fixed Subrent during the applicable Renewal Term. The parties shall then amend this Sublease to reflect such Fixed Subrent. As used herein, the term "FAIR MARKET RENTAL VALUE" shall mean what a sublandlord under no compulsion to sublease the Premises and a subtenant under no compulsion to sublease the Premises would determine as fixed subrent (including initial monthly rental and rental increases) for the then current Renewal Term, as of the commencement date of such Renewal Term, taking into consideration the uses permitted under this Sublease, the value of the tenant improvements located within the Premises, and any revenue generated from the operation thereof.

            2.1.2 PAYMENT OF FIXED SUBRENT DURING RENEWAL TERMS. During each Renewal Term, Subtenant shall pay Fixed Subrent in monthly installments, without deduction or offset, in advance, on or before the first day of each month of the Renewal Term in the amount set forth in the amendment of the Sublease referred to in SECTION 2.1.1 hereof.

      2.2 ADDITIONAL SUBRENT. Subtenant shall pay Sublandlord, as "ADDITIONAL SUBRENT," or shall reimburse Sublandlord as "ADDITIONAL SUBRENT" for an amount equal to (or, where indicated, a portion of), any payments of Additional Rent (as defined in the Overlease) as and when required by the Overlease.

            2.2.1 OTHER PAYMENTS. Any and all other payments due in accordance with the Overlease during the Term, including any charges arising from work performed at Subtenant's request or directly or indirectly on account of other acts or omissions of Subtenant (including the nature of Subtenant's use of the Premises and Subtenant's breach of this Sublease or the Overlease), but excluding Sublandlord's Rent under the Overlease.

            2.2.2 SUBRENT; NET PAYMENTS TO SUBLANDLORD. Notwithstanding anything to the contrary contained in this Sublease; the Overlease; that certain Loan and Security Agreement, dated as of the date hereof, between Sublandlord, as borrower, and A/P I Deposit Corporation, as lender (the "LOAN AGREEMENT"); or any other Loan Documents (as defined in the Loan Agreement), the parties intend that this Sublease shall constitute an absolutely "net sublease" so that the Fixed Rent and the Additional Rent shall provide Sublandlord with an absolutely "net" return for the Term. Accordingly, any liabilities, costs or expenses incurred by reason of or in connection with (a) the leasing transaction more fully described in the Overlease, (b) the loan transaction more fully described in the Loan Documents, including, without limitation, an increase in the additional payments by reason of a change in the Contract Interest Rate (as such term is defined in the Loan Agreement), or (c) the subleasing transaction described herein shall, subject to the provisions of SECTION 3.2 hereof, be obligations of, and shall be repaid by, Subtenant as Rent hereunder.


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      2.3 MANNER AND TIMING OF PAYMENTS. Subtenant shall make each payment required by this Agreement not later than 12:00 p.m. (New York City time) on the day when due in lawful money of the United States of America in immediately available funds actually received by Sublandlord. For any payment of Subrent as to which Sublandlord actually receives good funds after 12:00 p.m., interest at the Default Interest (as such term is defined in the Overlease) rate shall continue to accrue on such amount so paid through the next Business Day (as such term is defined in the Overlease). Any payment made by Subtenant by wire transfer or other immediately available funds and actually received by Sublandlord before 12:00 p.m. (New York City time) on a Business day shall be deemed to have been received and cleared by Sublandlord on the date of receipt. If a payment is received by Sublandlord after 12:00 a.m. (New York City time) on a Business day, then such payment shall be deemed to have been received and cleared by Sublandlord on the next Business day.

3.    SUBLETTING COVENANTS.

      3.1 INCORPORATION OF OVERLEASE. The Overlease is incorporated by reference in this Sublease, except as follows.

            3.1.1 DEFINED TERMS. This section clarifies the application of defined terms in the Overlease to the Premises and this Sublease. Each reference to "Landlord" shall be deemed replaced by a reference to "Sublandlord." Each reference to "Tenant" shall be deemed replaced by a reference to "Subtenant." Each reference to Sublandlord's rent under the Overlease shall be deemed replaced by a reference to the corresponding Subrent under this Sublease. Each reference to the Overlease shall be deemed, where appropriate, to refer to this Sublease. All other defined terms in the Overlease shall be deemed appropriately modified, as necessary in Sublandlord's reasonable judgment, to reflect the circumstances of this Sublease.

            3.1.2 EXCLUSIONS. The Articles of the Overlease that relate to the following matters shall not be incorporated by reference:

                  3.1.2.1 BASIC ECONOMIC TERMS. Subdivision 2.2 (initially agreed duration of the Overlease term); and Subdivisions 3.1 and 3.3 (Sublandlord's rent).

                  3.1.2.2 OTHER. Subdivision 17.1 (Overlandlord's consent to any assignment, subletting or other transfer of the Overlease or any interest therein); Subdivision 14 (representations or warranties by Overlandlord); Subdivision 29 (brokerage); Subdivision 28 (notices); Subdivision 31 (memorandum of lease); and any other terms of the Overlease that, by their nature or purpose, are in Sublandlord's reasonable judgment inapplicable or inappropriate to the subleasing of the Premises.

                  3.1.2.3 REPRESENTATIONS AND WARRANTIES. To the extent that Overlandlord makes any representations and warranties in the Overlease: (a) Sublandlord represents and warrants to Subtenant that Sublandlord is not actually aware of any breach of such representations and warranties; and (b) if any such representations and warranties are breached, then Subtenant shall have no claim against Sublandlord except to the extent of an equitable


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allocation of any sums recovered, settlements received, or rent offsets obtained by Sublandlord from Overlandlord as a result of such breach.

            3.1.3 INTERACTION OF SUBLEASE AND OVERLEASE. Wherever this Sublease conflicts with an incorporated term of the Overlease, as incorporated in this Sublease, the Overlease shall govern, but wherever reasonably possible such a conflict shall be resolved by treating Subtenant's obligations under both documents as cumulative.

      3.2 COMPLIANCE WITH OVERLEASE. Subtenant agrees to be bound by, and to fully comply with and perform all obligations of Sublandlord arising under, the Overlease, except Sublandlord's obligation to pay Sublandlord's Rent under the Overlease. Subtenant shall do nothing that violates the Overlease.

      3.3 COMPLIANCE WITH LOAN DOCUMENTS. Subtenant agrees that, if and to the extent that it has received a copy of any Loan Document, it shall do nothing that would cause Sublandlord to be in default under such Loan Document.

      3.4 ABATEMENT RIGHTS. Subtenant may not assert against Sublandlord any right to abate rent that may exist under the Overlease. Nothing in this paragraph limits any liability of Sublandlord to Subtenant based on Sublandlord's acts or omissions.

      3.5 PAYMENT OF SUBLANDLORD'S RENT. Provided that Subtenant complies with its payment obligations and material nonmonetary obligations under this Sublease (including payment of all Subrent when and as due), Sublandlord shall pay Overlandlord all rent required by the Overlease ("SUBLANDLORD'S RENT") within the applicable cure periods under the Overlease, but this shall not limit any obligation of Subtenant expressly provided for in this Sublease to reimburse Sublandlord for any of such rent or pay any other sums under this Sublease. Subtenant acknowledges that Sublandlord has paid all of the Fixed Rent payable under the Overlease.

      3.6 RIGHTS AND BENEFITS UNDER OVERLEASE. To the extent that they apply to the Premises, Subtenant shall have all the rights, privileges and benefits granted to or conferred upon Sublandlord as tenant under the Overlease, provided that Subtenant's exercise of such rights, privileges and benefits shall not cause Sublandlord to be in default under the Overlease.

            3.6.1 ADDITIONAL COSTS. To the extent Subtenant requires services beyond those provided for in this Sublease, Subtenant shall contract directly with and pay Overlandlord for such services. Such services may include additional cleaning; after-hours heating, ventilation, or air-conditioning; freight elevator car service; and loading dock security services (the "ADDITIONAL SERVICES"). Subtenant shall indemnify Sublandlord for any costs associated with the Additional Services. If Overlandlord refuses to deal directly with Subtenant regarding Additional Services, then Sublandlord shall have no liability to Subtenant but shall without charge act as an intermediary in such communications. Sublandlord shall have no responsibility for Overlandlord's failure to provide Additional Services.

      3.7 PERFORMANCE BY OVERLANDLORD. Wherever the Overlease (as incorporated by reference in this Sublease) would require Overlandlord to provide any benefit or service,


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Subtenant shall be entitled to receive such benefit or service directly from
Overlandlord under the Overlease. Sublandlord shall have no liability to Subtenant, and Subtenant's obligations under this Sublease shall not be reduced, restricted, diminished or deferred, on account of Overlandlord's failure to provide any service or benefit required under the Overlease, or failure to perform any obligation under the Overlease, unless (provided that Subtenant is not in default under this Sublease) such failure is caused by Sublandlord's default under the Overlease or this Sublease. Sublandlord agrees, for Subtenant's benefit, upon Subtenant's written request, to diligently endeavor to enforce the obligations of Overlandlord under the Overlease, to attempt to cause Overlandlord to provide Subtenant with the service or other benefit in question. Subtenant shall reimburse all costs and expenses Sublandlord incurs in enforcing or attempting to enforce the Overlease against Overlandlord. Under no circumstances shall Subtenant have any right to require Sublandlord to perform any obligations of Overlandlord under the Overlease or otherwise.

      3.8 PRESERVATION OF OVERLEASE. So long as Subtenant is not in default under this Sublease beyond applicable notice and cure periods (including payment of all Subrent when and as due): (a) Sublandlord shall preserve the Overlease and keep the Overlease in full force and effect throughout the Term as it pertains to the Premises; (b) Sublandlord shall not agree to any amendment to the Overlease that would materially adversely affect Subtenant during the Term, including by increasing the amount of any payments required of Subtenant under this Sublease; (c) Sublandlord shall not, without Subtenant's written consent, exercise any right to terminate the Overlease (including any right to treat the Overlease as terminated pursuant to any bankruptcy or insolvency proceeding affecting Overlandlord) with respect to any period within the Term or any potential renewals thereof provided for in this Sublease, other than on account of casualty or condemnation; and (d) Sublandlord shall perform its obligations under the Overlease during the Term, except those obligations which Sublandlord contests in good faith. If Sublandlord enters into any amendment of the Overlease that would affect Subtenant, then Sublandlord shall promptly provide Subtenant with a copy thereof (with terms that do not affect Subtenant deleted) and the definition of "OVERLEASE" shall be deemed modified to reflect such amendment. Sublandlord shall continue to have the sole right to exercise any and all rights, privileges and remedies under the Overlease.

      3.9 CONSENT TO CERTAIN MATTERS.

            3.9.1 TRANSFERS.

                  3.9.1.1 SALE, ASSIGNMENT, EQUITY TRANSFER. Subject to the provisions of SECTION 3.9.1.2, provided that Subtenant shall have delivered a Rating Agency Confirmation in connection therewith to Sublandlord (other than with respect to the sub-subleasing of space at the Premises for the occupancy thereof, for which no Rating Agency Confirmation shall be required), Sublandlord's consent shall not be required in connection with (a) the sale, conveyance, assignment (by operation of law or otherwise), transfer or other disposition of, directly or indirectly, by operation of law or otherwise, this Sublease or (b) the sale, assignment, transfer, conveyance, pledge or encumbrance of any stock, partnership interest, membership interest or other equity interest in Subtenant (or of any direct or indirect member of Subtenant, or of any other entity that directly or indirectly, through any number of tiers of ownership, owns any equity


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interest in Subtenant), or the sale or creation of any additional equity interest. "RATING AGENCY CONFIRMATION" shall mean a confirmation from Standard & Poor's Rating Services and Moody's Investor Service, Inc. that such event will not result in the withdrawal or downgrade of the rating then assigned to the Certificates (as defined in the Loan Agreement) by Standard & Poor's Rating Services or Moody's Investor Service, Inc., as applicable.

                  3.9.1.2 PERMITTED EQUITY TRANSFERS. Notwithstanding anything to the contrary contained in SECTION 3.9.1.1, without any obligation to deliver a Rating Agency Confirmation in connection therewith to Sublandlord (except with respect to clause (c) below, for which a Rating Agency Confirmation shall be required), Sublandlord's consent shall not be required in connection with (a) the direct or indirect sale, conveyance, transfer, assignment (by operation of law or otherwise) or other disposition, directly or indirectly, by operation of law or otherwise, of all or substantially all of the business and assets of Subtenant; (b) the direct or indirect sale, conveyance, transfer, assignment (by operation of law or otherwise) or other disposition, directly or indirectly, by operation of law or otherwise, of all or substantially all of the interests in Subtenant by reason of the sale, merger, consolidation or amalgamation of Subtenant, including, without limitation, the redemption of the stock of Subtenant, or other similar transaction with respect to Subtenant; and (c) the direct or indirect sale, conveyance, transfer, assignment (by operation of law or otherwise) or other disposition, directly or indirectly, by operation of law or otherwise, of the Northeast Corridor Business and Assets, provided that as a result of such transfer the ownership interest in Subtenant shall be the same, direct or indirect, as the ownership interest of the owner of the Northeast Corridor Business and Assets. "NORTHEAST CORRIDOR BUSINESS AND ASSETS" shall mean the strategic business unit of Subtenant that operates intercity and commuter trains serving large urban centers and high-density areas from Virginia to eastern Canada in large part on Subtenant-owned trackage and provides electric power propulsion, signaling, dispatching and right-of-way maintenance services for all users of such trackage in such area, including other commuter transit services such as the Southeastern Pennsylvania Transportation Authority and New Jersey Transit Corporation, which business unit is commonly known as the "Northeast Corridor," and the assets thereof.

                  3.9.1.3 OVERLEASE. Any sale, conveyance, assignment, pledge, encumbrance or other transfer shall also require Overlandlord's approval to the extent required under the Overlease or by the terms of Overlandlord's approval of this Sublease. This paragraph shall supersede any provisions of the Overlease by which Overlandlord consents in advance to any assignment, sublet or other transaction affecting the Overlease. Subtenant shall pay any taxes (and payments to Overlandlord required pursuant to the Overlease) assessed or payable with respect to such transfer by Subtenant.

            3.9.2 REQUIRED PROVISIONS. From and after the date hereof, each Sub-sublease shall contain provisions in form and substance substantially as set forth below in this Section. By executing its Sub-sublease, each Sub-subtenant shall be deemed to have agreed to these provisions, which reflect the definitions in this Sublease. All such defined terms shall be modified in the Sub-sublease as appropriate to reflect the definitions in the Sub-sublease.

            All terms, covenants, and provisions of this Sub-sublease and all rights, remedies, and options of Sub-subtenant under this Sub-sublease are and shall at all times


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            remain fully subject and subordinate in all respects to the
            Sublease. If such Sublease and the leasehold estate terminates, then this Sub-sublease shall terminate. In that event, Sub-subtenant, only at the option and request of Sublandlord (except as Sublandlord has agreed otherwise in writing), shall attorn to Sublandlord and recognize Sublandlord as Sub-subtenant's direct landlord under this Sub-sublease. Sub-subtenant shall execute and deliver, at any time and from time to time, upon the request of Sub-tenant, Sublandlord, any instrument necessary or appropriate to evidence such attornment. Sub-subtenant appoints each of the foregoing as Sub-subtenant's attorney-in-fact, irrevocably, with full power of substitution, to execute and deliver any such instrument. This appointment is coupled with an interest and is irrevocable. Sub-subtenant waives any present or future statute or rule of law that may allow Sub-subtenant to terminate this Sub-sublease or to surrender possession of the demised subpremises if the Sublease terminates. This Sub-sublease shall not be affected in any way whatsoever by any such termination or any proceeding for such a termination.

            3.9.3 ALTERATIONS. Subtenant may make any alterations, improvements, or other physical changes to the Premises without Sublandlord's written consent. To the extent that Subtenant performs any alterations, improvements, or other physical changes to the Premises (whether or not material and whether or not Sublandlord consents to them), Subtenant shall comply with all applicable requirements of the Overlease as if incorporated in this Sublease and to terms and provisions of any loan or mortgage of which Subtenant has notice (i.e. plans, specifications, insurance), alterations or improvements are also subject to Overlandlord's approval to the extent the Overlease provides for same.

            3.9.4 ADDITIONAL REQUIREMENTS. In addition, wherever the Overlease requires Overlandlord's consent to any action or matter (including any such consent that would be required to be obtained from Overlandlord if such action or matter arose under the Overlease), Subtenant shall obtain both Sublandlord's and Overlandlord's consent to such action or matter. If Overlandlord consents to any action or matter requiring Overlandlord's consent but not otherwise expressly referred to in this Sublease, then Sublandlord shall not unreasonably withhold consent to such action or matter.

      3.10 NOTICES FROM OVERLANDLORD. Each party shall immediately provide the other with a copy of any notice received from Overlandlord to the extent relevant to the calculation of any amount payable under this Sublease or giving notice of an alleged default, or exercise of Overlandlord's remedies, under the Overlease.

      3.11 REPRESENTATIONS AND WARRANTIES. Sublandlord represents and warrants that the Overlease is the entire agreement between Overlandlord and Sublandlord relating to the Premises and is in full force and effect, and neither Sublandlord nor Overlandlord is in default beyond applicable cure periods under the Overlease. Subtenant represents and warrants to Sublandlord that Subtenant has reviewed and is fully familiar with the Overlease and the Premises. Except as provided in this Sublease, neither party makes any other representation or warranty regarding the Overlease, the Premises or any other matter.

      3.12 ADDITIONAL COVENANT. Subtenant covenants and agrees, on behalf of itself and any entity owned or controlled by Subtenant, any purchaser of all or substantially all of its assets and their respective successors and assigns (each, a "SUBTENANT PARTY"), not to encumber, create, assume, hypothecate, pledge or grant a security interest in or grant a lien, charge or any other interest whatsoever in or with respect to the Landlord's Improvements and/or the Landlord's right, title and interest in, to and under the tracks and platforms situated below the Farley Building, whether superior or inferior to the rights and benefits of Sublandlord hereunder, except for or in connection with (i) Permitted Exceptions (e.g. the rights of LIRR and NJT), (ii) future liens for property taxes and assessments not then delinquent, (iii) liens for real estate and personal property taxes and vault charges and all other taxes, levies and other similar charges levied by a governmental authority on the Excluded Premises and/or Farley Building not yet due and payable; (iv) statutory liens of carriers, warehousemen, mechanics, materialmen and other similar liens arising by operation of law, that are incurred in the ordinary course of business and discharged by Subtenant or any Subtenant Party by payment, bonding or otherwise within 45 days after the filing thereof or that are being contested in good faith; (v) all easements, rights-of-way, restrictions and other similar non-monetary encumbrances against real property, (vi) any other lien to which the Sublandlord (subject to Leasehold Mortgagee's Consent) may expressly consent to in writing. Anything contained in this Agreement to the contrary notwithstanding, including, without limitation, the provisions contained in the defined terms "Trackage Rights" and "Reserved Rights" or the exclusion of the Excluded Premises from the Premises in the event that Subtenant or any Subtenant Party is in default of its obligations under this SECTION 3.12 and/or the payment of Fixed Subrent beyond notice and grace periods, Subtenant or any Subtenant Party, in operating its trains, cars and locomotives, whether in connection with through or local train service including long haul, commercial passenger, freight and mail, may not use the tracks forming a part of or incorporated in the term Trackage Rights or the Farley Building to stop and pick up or discharge passengers or load or unload freight, mail or other commercial products except in connection with the health or safety of passengers or Subtenants' investees, employees and agents. Each party hereto agrees that Landlord could be irreparably damaged if Subtenant failed to perform or abide by the covenants set forth above and that Sublandlord would not have an adequate remedy at law for money damages in such event. Accordingly, Landlord shall be entitled to specific performance and injunctive and other equitable relief to enforce the performance of the Subtenant's covenants set forth above. This provision is without prejudice to any other rights that Sublandlord may have against Subtenant for any failure by Subtenant to perform the covenants set forth above.

4.    INTERACTION OF ESTATES; EFFECT ON OVERLANDLORD.

      4.1 PRIORITIES. This Sublease is unconditionally subject and subordinate to: (i) the Overlease, as amended from time to time in compliance with this Sublease; (ii) all estates and interests to which the Overlease is expressly subject and subordinate, including without limitation any and all underlying ground leases and mortgages affecting Overlandlord's estate, all as amended from time to time; and (iii) all the terms, conditions and covenants of items "i" and "ii." If, pursuant to the Overlease, Overlandlord or Overlandlord's ground lessor(s) or mortgagee(s) request(s) additional documentation (which documentation complies with such limitations and requirements, if any, as may be set forth in the Overlease) to confirm the foregoing subordination, then Subtenant shall promptly execute the same.

      4.2 ATTORNMENT. If the Overlease terminates, then Subtenant shall, at Overlandlord's option, attorn to and recognize Overlandlord as landlord under this Sublease and shall, promptly upon Overlandlord's request, execute and deliver all instruments necessary or appropriate to confirm such attornment and recognition, provided that such instruments comply with any applicable restrictions and requirements set forth in the Overlease. Provided Subtenant's possession of the Premises is not disturbed and Overlandlord recognizes this Sublease, Subtenant waives any right to terminate this Sublease or surrender possession of the Premises because of any termination of the Overlease.

      4.3 NO EFFECT ON OVERLEASE, OVERLANDLORD. Notwithstanding anything to the contrary in this Sublease, including Overlandlord's consent to this Sublease, Overlandlord shall have no obligations of any kind to Subtenant. Notwithstanding anything to the contrary in this Sublease, the terms and conditions of the Overlease remain in full force and effect between Overlandlord and Sublandlord. Nothing in this Sublease (except upon termination of the Overlease if Overlandlord exercises its right to require Subtenant to recognize and attorn to Overlandlord) shall create any privity or contractual or landlord-tenant relationship of any kind between Overlandlord and Subtenant or cause Overlandlord to be a third party beneficiary of this Sublease or otherwise entitled to enforce this Sublease.

      4.4 INVOLUNTARY TERMINATION OF OVERLEASE. If the Overlease terminates for any reason, then the Term shall automatically terminate one day before such termination unless Overlandlord elects or agrees otherwise in writing. Sublandlord's and Subtenant's obligations under this Sublease shall automatically continue, but this shall not limit either party's obligations and liability that accrued before the date of termination.

5.    LEASING COVENANTS.

      5.1 DELIVERY - BEGINNING AND END OF TERM. Except to the extent, if any, that this Sublease provides otherwise: (a) Subtenant accepts the Premises "as is" on the date of execution of this Sublease and (b) Sublandlord shall not be required to perform any construction or other preparation of the Premises for Subtenant. Subtenant shall return the Premises to Sublandlord in the same condition in which Subtenant received the Premises, subject to reasonable wear and tear. At Sublandlord's option, Subtenant shall also comply with all requirements the Overlease would impose regarding Sublandlord's delivery of Premises to Overlandlord at the expiration of the Overlease.

      5.2 QUIET ENJOYMENT. So long as Subtenant pays the Subrent and performs its obligations under this Sublease, in all cases within any applicable notice and cure periods, Subtenant shall peaceably have, hold and enjoy the Premises during the Term, subject to the terms of the Overlease and this Sublease.

      5.3 INSURANCE. Subtenant shall provide all insurance required by the Overlease, as incorporated in this Sublease with respect to the Premises during the Term and shall deliver to Sublandlord upon execution of this Sublease and at least thirty days before expiration of each insurance policy certificates of such insurance, which certificates shall: (a) designate Sublandlord and Overlandlord as an additional insureds; and (b) provide that the insurance they evidence shall not be cancelled or terminated without 30 days prior written notice to Sublandlord. In addition to the foregoing, Subtenant shall, at all times that the Loan Agreement is in effect, maintain or cause to be maintained all insurance required by the Loan Agreement.

      5.4 INDEMNITY. Sublandlord and Subtenant shall each indemnify and hold the other harmless from and against any and all loss, liability or expense, including reasonable attorneys' fees, incurred or suffered by the other party on account of the indemnifying party's failure to perform its obligations, or because of a material breach by the indemnifying party of any representation or warranty made by it, under this Sublease (including the Overlease as incorporated by reference) or the indemnifying party's negligence or intentionally wrongful acts.

      5.5 DEFAULT; REMEDIES. If Subtenant shall fail to pay Fixed Rent on a timely basis, or any other payment of Subrent after five (5) days' notice, such event shall be an Event of Default hereunder. In addition, notwithstanding anything to the contrary in this Sublease, if Subtenant defaults in performance of any other material obligation under this Sublease or commits any other material default under this Sublease, including the terms of the Overlease to the extent incorporated in this Sublease, then Subtenant shall remedy such default within the applicable cure period (if any) provided for in the Overlease, as incorporated in this Sublease, which period shall automatically commence to run against Subtenant at the same time it commences to run against Sublandlord. If Subtenant fails to perform its obligations under this Sublease (including failure to pay Subrent or any obligation under the Overlease as incorporated by reference), then Sublandlord shall be entitled to exercise against Subtenant all remedies provided for in the Overlease (as incorporated by reference) in the case of Sublandlord's default under the Overlease, and any other remedies available at law or in equity. To the extent that Subtenant's default under this Sublease causes Sublandlord to incur liability to Overlandlord or any Leasehold Mortgagee (as such term is defined in the Overlease) (including any late fees, charges, or additional interest) or any loss, cost, damage or expense to Overlandlord, including payment of any holdover rent or other damages to Overlandlord (for the Premises or any part of it) if Subtenant fails to vacate all or any portion of the Premises at the end of the Term, Subtenant shall indemnify, defend, and hold harmless Sublandlord against all such liability, loss, cost, damage, and expense, including the payment of reasonable attorneys' fees.

      5.6 LOCKBOX. Notwithstanding anything to the contrary contained herein, if an Event of Default has occurred and is continuing, then Subtenant shall send out the notices required by and otherwise abide by the provisions of Section
7.3.7 of the Loan Agreement. Accordingly, (a) on or before the date hereof, Subtenant shall have caused the Collection Account (as defined in the Loan Agreement) to be established and shall otherwise have complied with the terms and provisions of Section 3.13 of the Loan Agreement, and (b) from and after the date hereof, Subtenant shall comply with the terms and provisions of Section
6.27 of the Loan Agreement. Notwithstanding the foregoing, each reference to "Borrower" in those sections of the Loan Agreement referred to in this section shall be deemed replaced by a reference to "Subtenant"; each reference to a "Lease" in such sections of the Loan Agreement shall be deemed replaced by a reference to a "Sub-sublease" (as hereinafter defined); and each reference to a "tenant" in such sections of the Loan Agreement shall be deemed replaced by a reference to a "Sub-subtenant" (as hereinafter defined).

      5.7 ADDITIONAL COVENANTS. Sublandlord and Sublandlord's designees shall have access to the Premises throughout the Term on reasonable oral notice for such purposes as Sublandlord may reasonably require. In entering the Premises, Sublandlord shall comply with Subtenant's reasonable instructions. Subtenant shall pay all New York City Commercial Rent Tax, if any, assessed, imposed, or otherwise payable with respect to the Overlease, the Rent, this Sublease or the Subrent, together with any and all property taxes assessed or payable against Subtenant's subleasehold estate under this Sublease or personal property of any kind, owned by or placed in, upon or about the Premises by Subtenant. If the City or State of New York imposes any transfer tax on the creation of the Overlease or this Sublease (a "NEW YORK TRANSFER TAX"), then Subtenant agrees to pay such New York Transfer Tax. If during the Term any law is enacted that would limit, control or stabilize the Subrent or extend the Term beyond the Term expressly provided for in this Sublease, then Subtenant agrees to and hereby does waive any rights or benefits under such law.

6.    MISCELLANEOUS.

      6.1 SUBTENANT'S PURCHASE OPTION.

            6.1.1 TERMINATION RIGHTS. If, in the good faith judgment of Subtenant, the Premises shall have become unsuitable for their continued use and occupancy in the business of Subtenant by reason of a Condemnation or Casualty (as such terms are defined in the Overlease), and Subtenant has determined to discontinue the use of the Premises, then, in either case, Subtenant may deliver an irrevocable Purchase Offer specifying a termination date of the Term (the "TERMINATION DATE") (which date may only occur on the first business day of a calendar month) which date shall not be less than thirty (30) days after the delivery of such Purchase Offer. On the Termination Date, Subtenant shall pay to Sublandlord (or its designee) the Termination Payment (as hereinafter defined) by wire transfer of immediately available funds.

            6.1.2 "PURCHASE OFFER" means: an offer delivered by Subtenant to Sublandlord executed by the president or any vice president of Subtenant, irrevocably offering to purchase the Sublandlord's interest in the Overlease pursuant to the provisions of SECTION 6.1.1 on any Termination Date specified in such Purchase Offer at a price equal to One Dollar plus all amounts due and payable under the Loan Documents, including, without limitation, the Make-Whole Premium (as defined in the Loan Agreement) (the "TERMINATION PAYMENT"). If a Purchase Offer is given pursuant to SECTION 6.1.1 by reason of a Condemnation, such offer shall be for any remaining portion of the term of the Overlease and the Condemnation Award payable to Sublandlord pursuant to the Overlease in connection with the taking pursuant to which the Purchase Offer shall have been given, or in the case of a taking of the entire Premises, the entire Condemnation Award payable to Sublandlord pursuant to the Overlease in connection therewith. If a Purchase Offer is given pursuant to SECTION 6.1.1, by reason of a Casualty, such offer shall be for the Sublandlord's interest in the Overlease together with all rights to receive the proceeds of any insurance payable to Sublandlord pursuant to the Overlease in connection with the Premises, and the right to receive from Sublandlord an amount equivalent to such insurance proceeds paid or payable to Sublandlord or a Leasehold Mortgagee.

      6.2 BROKERS. Sublandlord and Subtenant each represents and warrants that it has not dealt with any broker or agent in connection with this Sublease. Each party shall indemnify, defend, and hold the other harmless from and against any and all loss, cost, liability and expense (including payment of reasonable attorneys' fees) incurred by such other party as a result of a party's breach of its obligations under this paragraph or any inaccuracy in any representation or warranty made by the indemnitor in this paragraph.

      6.3 LATE PAYMENTS. If Subtenant fails to pay any Subrent when and as due under this Sublease, then without limiting Sublandlord's remedies, Subtenant shall pay Sublandlord interest on such late payment at a rate equal to Contract Interest Rate plus 5% per annum until paid.

      6.4 NOTICES. All notices under this Sublease shall be given, and shall become effective, in accordance with the notice provisions of the Overlease. The notice addresses of the parties are initially as set forth in the opening paragraph of this Sublease (subject to change by notice). A copy of any notice to a party shall be delivered to its attorney, if any, identified below.

            6.4.1 SUBLANDLORD. Copy of notice to be delivered to: General Counsel, 60 Massachusetts Avenue, N.E., Washington, D.C. 20002.

            6.4.2 SUBTENANT. Copy of notice to be delivered to Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022-4802, Attention: William Voge, Esq.

      6.5 FURTHER ASSURANCES. Each party shall execute and deliver such further documents, and perform such further acts, as may be reasonably necessary to achieve the intent of the parties as expressed in this Sublease. Each party shall deliver reasonable estoppel certificates within ten days after request by the other party.

      6.6 INTERPRETATION. Although the first draft of this Sublease was prepared by Sublandlord or Subtenant, both parties confirm that in doing so the party preparing this Sublease has endeavored to prepare a balanced and reasonable document that equitably considers the needs of both parties, and therefore this Sublease shall not be construed against whichever party was the "drafter" of this Sublease. Wherever either party agrees not to unreasonably withhold consent to any matter, including pursuant to any provision of the Overlease, such consent shall not be unreasonably conditioned or delayed.

      6.7 EXECUTION. This Sublease shall not be effective in any way (or create any obligations of any kind) unless and until it has been executed and delivered by both parties. This Sublease or any amendment hereto may be executed by facsimile transmission. Any party executing this Sublease or any amendment hereto by facsimile transmission covenants to promptly deliver four original executed counterparts of this Sublease (or amendment hereto) to the other party. This Sublease may be executed in counterparts.

      6.8 GOVERNING LAW. This sublease, its interpretation and performance, the relationship between the parties, and any disputes arising from or relating to any of the foregoing, shall be governed, construed, interpreted, and regulated under the laws of the State, without regard to principles of conflict of laws.

      6.9 OTHER. This Sublease contains the entire agreement between the parties and may not be changed orally. This Sublease shall bind the parties' successors and assigns. A party's attorney, if actually authorized to do so, shall have the power to give any notices, and to execute any amendments to this Sublease (and consents and agreements to extend time related to this Sublease) on behalf of such attorney's client. If Sublandlord assigns the Overlease, then: (a) Sublandlord shall simultaneously assign this Sublease to the same assignee and require such assignee to assume Sublandlord's obligations under this Sublease; and (b) such assignment and assumption shall automatically relieve and release Sublandlord from all its obligations under this Sublease.

      6.10 BOND LEASE. Any present or future law to the contrary notwithstanding, this Sublease shall not terminate, nor shall Subtenant be entitled to any abatement, suspension, deferment, reduction, setoff, counterclaim, or defense with respect to the Subrent, nor shall the obligations of Subtenant hereunder be otherwise affected, by reason of: (1) any defect in the condition, merchantability, design, construction, quality or fitness for use of the Premises or any part thereof, or the failure of the Premises to comply with any legal requirements, including any inability to occupy or use any such Premises by reason of such non-compliance; (2) any damage to, removal, abandonment, salvage, loss, contamination of or release from, scrapping or destruction of or any requisition or taking of any portion of the Premises or any part thereof; (3) any restriction, prevention or curtailment of or interference with the construction on or any use or any portion of the Premises or any part thereof including eviction; (4) any defect in title to or rights to any portion of the Premises or any lien on such title or rights or on any portion of the Premises; (5) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by Overlandlord, Sublandlord or any Leasehold Mortgagee; (6) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to Overlandlord, Sublandlord, Subtenant or any other Person, or any action taken with respect to this Sublease by any trustee or receiver of Overlandlord, Sublandlord, Subtenant or any other Person, or by any court, in any such proceeding; (7) any claim that Subtenant has or might have against any Person, including without limitation Overlandlord, Sublandlord, any Mortgagee, or any vendor, manufacturer, contractor of or for any portion of the Premises; (8) any failure on the part of Overlandlord or Sublandlord to perform or comply with any of the terms of the Overlease, this Sublease or of any other agreement; (9) any invalidity or unenforceability or illegality or disaffirmance of the Overlease, this Sublease or any provision thereof or hereof against or by Overlandlord, Sublandlord or Subtenant or of any Leasehold Mortgage or any document or instrument executed in connection with such Leasehold Mortgage or by the parties thereto; (10) the impossibility or illegality of performance by Overlandlord, Subtenant, Sublandlord or any of them; (11) any action by any court, administrative agency or other governmental authority; or (12) any other cause or circumstances whether similar or dissimilar to the foregoing and whether or not Sublandlord or Subtenant shall have notice or knowledge of any of the foregoing. Except as provided in SECTION
6.1 of this Sublease, Subtenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law (x) to surrender or terminate this Sublease or quit or surrender the Premises or any portion thereof, or (y) to entitle Subtenant to any abatement, reduction, suspension or deferment of the Subrent or other sums payable by Subtenant hereunder. The obligations of Subtenant under this Sublease shall continue to be payable in all events unless such obligations shall be terminated pursuant to the express provisions of SECTION 6.1 of this Sublease.

7.    NONDISTURBANCE OF SUB-SUBTENANTS.

      7.1 DEFINITIONS. For the purposes of this Section, the following terms shall have the following meanings:

            An "SNDA" shall mean a subordination, nondisturbance, and attornment agreement, in recordable form, in substantially the form of EXHIBIT "C", modified as necessary in Subtenant's or any leasehold mortgagee's reasonable judgment to reflect the parties and the nature and circumstances of the estates that such SNDA affects.

            An "SNDA-ELIGIBLE SUBLEASE" shall mean a sub-sublease that Subtenant (or any person claiming by or through Subtenant) enters into in good faith (a "SUB-SUBLEASE") and the tenant thereunder a "SUB-SUBTENANT") provided that:

                        ARM'S LENGTH. The Sub-subtenant is not an Affiliate
            of the Subtenant and the Sub-sublease is entered into at arm's length;

                        OCCUPANCY. The Sub-sublease allows the Sub-subtenant
            to use and occupy its premises for commercial (not residential) purposes permitted by this Sublease;

                        NO DECLINING BASE SUBRENT. Payments of fixed or base
            Sub-subrent (as hereinafter defined) are not scheduled to decrease during the term of such Sub-sublease (but may abate based on account of casualty or condemnation or other contingencies commonly addressed in space leases);

                        FREE RENT. Any "free rent" or rent abatement periods
            are commercially reasonable; and

                        TERM. The term (including option and renewal terms)
            ends before the day before the Expiration Date.

      7.2 SNDA-ELIGIBLE SUBLEASES. Sublandlord shall, within ten (10) business days after Notice from Subtenant at any time or from time to time, enter into (and cause each leasehold mortgagee to join in) a recordable SNDA with any Sub-subtenant, provided that: (a) such Sub-subtenant's sublease is an SNDA-Eligible Sublease; (b) Subtenant gives Sublandlord a copy of such Sub-sublease, which Sub-sublease shall contain all provisions required by and otherwise comply with this Sublease; and (c) no uncured monetary default shall exist hereunder. If Sublandlord fails to execute and return to Subtenant any SNDA within ten (10) business days after Sublandlord's receipt of such SNDA, then Sublandlord authorizes and instructs Subtenant to execute such SNDA on Sublandlord's behalf. Sublandlord appoints Subtenant as Sublandlord's attorney-in-fact, irrevocably, with full power of substitution, to execute and deliver any such SNDA for and on behalf of Sublandlord. This appointment is coupled with an interest and is irrevocable.

      7.3 SUBLEASE NEGOTIATIONS. If Subtenant intends to request an SNDA for any Sub-sublease under negotiation, then Subtenant may deliver to Sublandlord a term sheet for such Sub-sublease and request that Sublandlord promptly confirm that nothing in the economic or business terms of such Sub-sublease, as set forth in such term sheet, would cause the proposed Sub-sublease not to be an SNDA-Eligible Sublease. Sublandlord shall not withhold such confirmation absent a correct basis for doing so.

      7.4 AMENDMENTS TO SNDA-ELIGIBLE SUBLEASES. If Sublandlord receives notice (which notice includes a copy) of any amendment of any Sub-sublease for which Sublandlord delivered an SNDA, then Sublandlord shall, within ten (10) business days after receipt of such notice, either: (a) notify Subtenant and Sub-subtenant that, after such amendment, the Sub-sublease remains an SNDA-Eligible Sublease; or (b) notify Subtenant and Sub-subtenant that, taking into account such amendment, the Sub-sublease is no longer an SNDA-Eligible Sublease, on reasonable grounds set forth in such notice in reasonable detail. If Sublandlord fails to deliver the notice described in the preceding sentence to Subtenant within such period, then Sublandlord shall be deemed to have delivered a notice as described in clause "a." Subtenant and Sub-subtenant may rely on any such notice or deemed notice. If Sublandlord and Subtenant cannot resolve any dispute about whether a proposed Sub-sublease (as amended) remains an SNDA-Eligible Sublease within 30 days after Sublandlord delivers a notice described in clause "b," then the parties shall expeditiously seek to resolve such dispute. If it is ultimately determined that Sublandlord was correct, then Subtenant and such Sub-subtenant may rescind the affected amendment, whereupon the status of the sublease as an SNDA-Eligible Sublease shall be determined as if such amendment had never been executed.

      7.5 COLLECTION OF SUBRENT. Sublandlord shall not collect rent from any Sub-subtenant ("SUB-SUBRENT") unless: (a) an SNDA to which Subtenant has consented in writing gives Sublandlord authority to collect Sub-subrent; and (b) an Event of Default has occurred and is continuing (in which case such Sub-subrent shall be deposited in the manner contemplated in SECTION 5.6 hereof). If Sublandlord collects any Sub-subrent, then Sublandlord shall apply it first to pay all Rent then due hereunder. If Sublandlord collects Sub-subrent, Subtenant cures all Events of Default, and this Sublease has not been terminated, then Sublandlord shall, at Subtenant's expense (including Sublandlord's legal costs), give each Sub-subtenant a notice rescinding Sublandlord's collection of Sub-subrent.

            IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease.

SUBLANDLORD

Penn Station Leasing, LLC, a Delaware
limited liability company


--------------------------
By:  Dale M. Stein
Its: Officer

Tax Identification Number:

------------------------------------

Date Executed:  June ___, 2001


SUBTENANT

National Railroad Passenger Corporation, a
District of Columbia corporation


--------------------------
By:  Dale M. Stein
Its: authorized signatory

Tax Identification Number:

------------------------------------

Date Executed: June ___, 2001


The undersigned has executed this Facility Sublease to evidence its consent to the execution and delivery hereof by Penn Station Leasing, LLC.

                                       National Railroad Passenger Corporation

                                       By:
                                          ------------------------------------
                                          Name:  Dale M. Stein
                                          Title: its authorized signatory

Attachments:

Index of Defined Terms
Annex 1  = Rent Schedule
Annex 2  = Termination Payments
Exhibit A = Description of Overlease and All Amendments
Exhibit B = Diagram of Premises and Reserved Premises
Exhibit C = SNDA

                            INDEX OF DEFINED TERMS

Additional Services                                      5
Additional Subrent                                       3
Commencement Date                                        1
Execution Date                                           1
Expiration Date                                          1
Fair Market Rental Value                                 3
Fixed Subrent                                            2
Loan Agreement                                           3
New York Transfer Tax                                   12
Northeast Corridor Business and Assets                   7
Option Term                                              2
Original Overlease                                       1
Overlandlord                                             1
Overlease                                             1, 6
Purchase Option                                         12
Rating Agency Confirmation                               7
Renewal Option                                           1
Renewal Term                                             1
SNDA                                                    15
SNDA-Eligible Sublease                                  15
Sublandlord                                              1
Sublandlord's Rent                                       5
Sublease                                                 1
Subrent                                                  2
Sub-sublease                                            15
Sub-subrent                                             16
Sub-subtenant                                           15
Subtenant                                                1
Subtenant Party                                          9
Term                                                  1, 2
Termination Payment                                     12

                                    ANNEX 1

                                 RENT SCHEDULE

See attached.

                                    ANNEX 2

See SECTION 6.1.2 for calculation of the Termination Payment.

                                   EXHIBIT A

                              OVERLEASE DOCUMENTS

Prime Lease, dated as of June 20, 2001, by and between National Railroad Passenger Corporation, as landlord, and Penn Station Leasing, LLC, as tenant

                                   EXHIBIT B

                              DIAGRAM OF PREMISES
                             AND RESERVED PREMISES

                                   EXHIBIT C

                                 FORM OF SNDA


                         SUBORDINATION, ATTORNMENT AND
                           NONDISTURBANCE AGREEMENT

                                    between

                           Penn Station Leasing, LLC
                                ("SUBLANDLORD")

                                      and

                            ----------------------
                               ("SUB-SUBTENANT")

                         Dated as of ________ __, 20__


                             Record and Return to:

                               Latham & Watkins
                         885 Third Avenue, Suite 1000
                           New York, New York 10022
                            James I. Hisiger, Esq.

            SUBORDINATION, ATTORNMENT AND NONDISTURBANCE AGREEMENT

            THIS SUBORDINATION, ATTORNMENT AND NONDISTURBANCE AGREEMENT (this "AGREEMENT"), made as of __________, 20__ (the "EFFECTIVE DATE"), by and between Penn Station Leasing, LLC, a Delaware limited liability company, having an office at 60 Massachusetts Avenue, N.E., Washington, D.C. ("SUBLANDLORD"), and __________________, a ___________________, having an office at
______________________ ("SUB-SUBTENANT"),

                             W I T N E S S E T H :

            WHEREAS, Sublandlord is the tenant under that certain Prime Lease, dated as of June 20, 2001, between National Passenger Railroad Passenger Corporation, as landlord, and Sublandlord, as tenant, demising certain real property located in the County, City and State of New York, which real property is more particularly described on EXHIBIT "A" annexed hereto and made a part hereof, and certain improvements and other items of property more fully described in the Sublease (such real property, improvements and other property being hereinafter referred to collectively as the "PREMISES");

            WHEREAS, Sublandlord is the sublandlord under that certain Facility Sublease (the "SUBLEASE"), dated as of June 20, 2001, between Sublandlord, as sublandlord, and National Passenger Railroad Corporation, as subtenant ("SUBTENANT"), by which Sublandlord demised to Subtenant the Premises;

            WHEREAS, Sub-subtenant has entered into that certain
____________________, dated as of __________ __, 20__, with Subtenant, as sub-sublandlord (the "SUB-SUBLEASE"), by which Subtenant demised to Sub-subtenant a portion of the Premises (the "LEASED PREMISES")

            WHEREAS, a true and complete copy of the Sub-sublease has been delivered to Sublandlord by Sub-subtenant, the receipt of which is hereby acknowledged;

            WHEREAS, Sublandlord and Sub-subtenant desire to confirm the subordination of the Sub-sublease to the Sublease and to provide for the nondisturbance of Sub-subtenant by Sublandlord as set forth herein.

            NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and intending to be legally bound, Sublandlord and Sub-subtenant agree as follows:

      1. The Sub-sublease, its terms and conditions, and the lien thereof (if any) now are and shall at all times continue to be subject and subordinate in each and every respect to the Sublease, its terms and the lien (if any) thereof. The provisions of this Agreement shall be self-operative, and no further instrument shall be necessary to effectuate the terms hereof. Nevertheless, Sub-subtenant, upon request, shall execute and deliver any certificate or other instrument, in form and substance reasonably acceptable to Sub-subtenant, that Sublandlord may reasonably request to confirm the subordination by Sub-subtenant referred to above.
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      2. Sub-subtenant certifies that (a) the Sub-sublease is presently in full force and effect and unmodified, and represents the entire agreement between Subtenant and Sub-subtenant with respect to the Leased Premises or any portion thereof; (b) no rental payable under the Sub-sublease has been paid more than one (1) month in advance of its due date; (c) no event has occurred that constitutes a default under the Sub-sublease by Subtenant or Sub-subtenant or that, with the giving of notice, the passage of time, or both, would constitute such a default; (d) as of the Effective Date, Sub-subtenant has no charge, defense, lien, claim, counterclaim, offset or setoff under the Sub-sublease or against any amounts payable thereunder; (e) all conditions to the effectiveness or continuing effectiveness of the Sub-sublease required to be satisfied as of the Effective Date have been satisfied; (f) the commencement date of the Sub-sublease occurred on the Effective Date; and (g) Sub-subtenant has taken possession of the Leased Premises.

      3. The terms and conditions of the Sub-sublease constitute a primary inducement to Sublandlord to enter into this Agreement. Accordingly, Sub-subtenant agrees that Sub-subtenant shall not cancel, surrender, terminate, assign, amend or modify the Sub-sublease without the prior written approval of Sublandlord, such approval not to be unreasonably withheld. Any cancellation, surrender, termination, assignment, amendment or modification (except as expressly set forth to the contrary in the preceding sentence) of the Sub-sublease made without Sublandlord's prior written approval shall not bind Sublandlord or any Successor (as defined below).

      4. In the event of any default on the part of Subtenant, arising out of or accruing under the Sub-sublease, whereby the validity or the continued existence of the Sub-sublease might be impaired or terminated by Sub-subtenant, or Sub-subtenant might have a claim for partial or total eviction or abatement of rent, Sub-subtenant shall not pursue any of its rights with respect to such default or claim, and no notice of termination of the Sub-sublease as a result of such default shall be effective, unless and until Sub-subtenant has given written notice of such default or claim to Sublandlord at the address set forth herein, or Sublandlord's successor or assign whose name and address previously shall have been furnished to Sub-subtenant in writing (but not later than the time that Sub-subtenant notifies Sublandlord of such default or claim) and granted to Sublandlord a reasonable time, which shall be the greater of (i) the period of time granted to Subtenant under the Sub-sublease, or (ii) thirty (30) days, after the giving of such notice by Sub-subtenant to Sublandlord, to cure or to undertake the elimination of the basis for such default or claim, after the time when Sublandlord shall have become entitled under the Sub-sublease to cure the cause of such default or claim; it being expressly understood that (a) if such default or claim cannot reasonably be cured within such cure period, Sublandlord shall have such additional period of time to cure same as it reasonably determines is necessary, so long as it continues to pursue such cure with reasonable diligence, and (b) Sublandlord's right to cure any such default or claim shall not be deemed to create any obligation for Sublandlord to cure or to undertake the elimination of any such default or claim.

      5. As long as (i) the term of the Sub-sublease shall have commenced pursuant to the provisions thereof, (ii) Sub-subtenant shall be in possession of the Leased Premises, (iii) the Sub-sublease shall be in full force and effect, and (iv) Sub-subtenant is in compliance with the terms of this Agreement and no default exists under the Sub-sublease beyond applicable cure periods, nor has any event occurred that with the giving of notice or the passage of time or both would
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entitle Subtenant to terminate the Sub-sublease or would cause, without any further action by Subtenant, the termination of the Sub-sublease or would entitle Subtenant to dispossess Sub-subtenant under the Sub-sublease (conditions "i" through "iv," collectively, the "NONDISTURBANCE CONDITIONS"), Sublandlord shall not name Sub-subtenant as a party defendant in any action for foreclosure of the Sublease or other enforcement thereof (unless required by law), nor shall the Sub-sublease be terminated by Sublandlord in connection with or by reason of foreclosure or other proceedings for the enforcement of the Sublease or by reason of a transfer of Sublandlord's interest in the Leased Premises or under the Sub-sublease pursuant to a conveyance in lieu of foreclosure (or similar device) (any of the foregoing, a "FORECLOSURE"), nor shall Sub-subtenant's use or possession of the Leased Premises be interfered with by Sublandlord, unless Subtenant would have had such right.

      6. If Subtenant's interest in the Leased Premises or under the Sub-sublease is terminated by reason of a Foreclosure (the party succeeding to Subtenant's interest, if any, in the Leased Premises or under the Sub-sublease, by Foreclosure or any other method, being hereinafter referred to, together with such party's successors and assigns, as "SUCCESSOR"), then upon Successor's succeeding to Subtenant's interest in the Leased Premises or under the Sub-sublease, Sub-subtenant shall be bound to Successor, and, except as provided in this Agreement, Successor shall be bound to Sub-subtenant, under all the terms, covenants and conditions of the Sub-sublease for the balance of the term thereof remaining, with the same force and effect as if Successor were Subtenant, and Sub-subtenant does hereby agree to attorn to Successor, including Sublandlord if it be the Successor, as Sub-subtenant's sub-sublandlord; affirm Sub-subtenant's obligations under the Sub-sublease; and make payments of all sums due under the Sub-sublease to Successor. Such attornment, affirmation and agreement shall be effective and self-operative without the execution of any further instruments. Sub-subtenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give Sub-subtenant any right or election to terminate or otherwise adversely affect the Sub-sublease or the obligations of Sub-subtenant thereunder by reason of any Foreclosure.

      7. As an additional material inducement to Sublandlord to enter into this Agreement, Sub-subtenant agrees that if Subtenant is the subject of any proceeding (a "BANKRUPTCY PROCEEDING") under the provisions of the Bankruptcy Code, 11 U.S.C. ss.101 ET SEQ., as in effect, or as hereafter amended, or under the provisions of any successor statute thereto (collectively, the "CODE"), then Sub-subtenant shall take all actions reasonably necessary to retain possession of the Leased Premises (whether or not Subtenant, pursuant to the Code or otherwise, attempts to reject the Sub-sublease) so as to enable Sub-subtenant to continue to lease and occupy the Leased Premises on all or substantially all terms of the Sub-sublease. During any Bankruptcy Proceeding Sub-subtenant shall, unless the Sub-sublease has already been terminated in accordance with its terms and the terms of this Agreement: (i) not terminate the Sub-sublease except in accordance with the Sub-sublease and this Agreement; (ii) not give up possession of the Leased Premises (if Sub-subtenant is already in such possession); and
(iii) if Sub-subtenant is not yet in possession of the Leased Premises prior to the commencement of the Bankruptcy Proceeding, then Sub-subtenant shall take all steps reasonably necessary to cooperate with Sublandlord in attempting to obtain possession of the Leased Premises for Sub-subtenant provided that (a) Sublandlord exercises its reasonable efforts (excluding the making of any payments to, or for the benefit of, Sublandlord or its estate, or to any other party, which payments

Sublandlord is not otherwise required to make under this Agreement) to obtain possession of the Leased Premises for Sub-subtenant, and (b) Sublandlord notifies Sub-subtenant that Sublandlord reasonably believes that it will be able to obtain such possession for Sub-subtenant on or before a date that is within one hundred twenty (120) days after such proceeding commenced. If Sub-subtenant does not obtain possession of the Leased Premises within one hundred twenty
(120) days after commencement of such proceeding, or Sublandlord fails to comply with clauses (a) and (b) above, then Sub-subtenant shall have no further obligations under this paragraph to cooperate with Sublandlord in obtaining possession of the Leased Premises and Sub-subtenant may terminate the Sub-sublease.

      8. If (i) Subtenant becomes the subject of a Bankruptcy Proceeding, and Sublandlord, as debtor-in-possession, or any trustee, as successor-in-interest to Subtenant, obtains an order of the bankruptcy court or other court of competent jurisdiction authorizing the rejection of the Sub-sublease in accordance with Section 365 of the Code, or the Sub-sublease is otherwise terminated in such Bankruptcy Proceeding, and (ii) thereafter, Sublandlord or any other person shall acquire title to the Leased Premises through Foreclosure or by any other means (including a sale of the Leased Premises pursuant to the Code), then the person so acquiring title to the Leased Premises shall also be a "SUCCESSOR" for all purposes of this Agreement. If the Sub-sublease is terminated or rejected in or as a result of a Bankruptcy Proceeding, then:

A. Upon request made by Sub-subtenant to Successor within thirty (30) days after Sub-subtenant receives notice from Successor that Successor has obtained title to the Leased Premises, and provided that immediately prior to such Sub-sublease rejection or termination the Nondisturbance Conditions were satisfied and at the time of such request Sub-subtenant is in possession of the Leased Premises, Successor, if and to the extent that it has the legal right and power to do so (without incurring any expenses or liabilities), shall enter into a new sub-sublease with Sub-subtenant upon the same terms and conditions as were contained in the Sub-sublease, except that (x) the obligations and liabilities of such Successor under any such new sub-sublease shall be subject to the terms and conditions of this Agreement, and (y) the expiration date of such new sub-sublease shall coincide with the original expiration date of the Sub-sublease (a "NEW SUB-SUBLEASE").

B. Upon Successor's written request of Sub-subtenant made within sixty (60) days after Successor has acquired title to the Leased Premises, Sub-subtenant shall execute a New Sub-sublease with Successor, and shall attorn to Successor, so as to establish direct privity between Successor and Sub-subtenant.

      9. Notwithstanding anything to the contrary in the Sub-sublease, any New Sub-sublease, or this Agreement, any Successor shall not (a) be subject to any credits, offsets, defenses, claims, counterclaims or demands that Sub-subtenant might have against any prior sub-sublandlord (including, without limitation, Subtenant); (b) be bound by any previous modification or amendment of the Sub-sublease or by any rent or additional rent that Sub-subtenant might have paid for more than the current month to any prior sub-sublandlord, unless such modification or prepayment shall have been made with Sublandlord's prior written consent or otherwise permitted hereunder; (c) be bound by any covenant to undertake or complete any improvement to the Leased Premises, or to reimburse or pay Sub-subtenant for the cost of any such improvement; (d) be required to perform or provide any services not related to possession or quiet enjoyment of the Leased Premises; (e) be required to account for any security deposit other than any security deposit actually delivered to Successor; or (f) be required to abide by any provisions for the diminution or abatement of rent.

      10. Notwithstanding anything to the contrary in this Agreement, the Sub-sublease, or any New Sub-sublease, if Successor acquires Subtenant's interest, if any, in the Leased Premises, then Successor's liability for its obligations under the Sub-sublease (or any New Sub-sublease) and this Agreement shall be limited to Successor's interest in the Leased Premises. Sub-subtenant shall not look to any other property or assets of Successor or the property or assets of any of the partners, shareholders, directors, officers and principals, direct and indirect, of Successor in seeking either to enforce Successor's obligations under the Sub-sublease (or any New Sub-sublease) and this Agreement or to satisfy a judgment for Successor's failure to perform such obligations.

      11. This Agreement may not be modified except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto (and shall benefit any Successor), and the successors and assigns of the foregoing.

      12. Nothing contained in this Agreement shall in any way impair or affect the rights created by the Sublease or modify the terms thereof. By executing and delivering this Agreement, Sublandlord shall not be deemed to have (i) waived any default under the Sublease, (ii) modified the Sublease in any manner, or
(iii) waived any rights or remedies it possesses under the Sublease or otherwise. In the event any conflict, inconsistency or ambiguity exists between the terms, covenants and conditions of the Sub-sublease and the terms, covenants and conditions of the Sublease, the terms, covenants and conditions of the Sublease shall control, except as specifically and expressly set forth herein.

      13. Sub-subtenant agrees and confirms that this Agreement satisfies any condition or requirement in the Sub-sublease or otherwise relating to the granting of a nondisturbance agreement. Sub-subtenant further agrees that if there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Sub-sublease relating to nondisturbance by Sublandlord, the terms and provisions hereof shall be controlling.

      14. Sub-subtenant acknowledges that it has notice that the Sub-sublease and the rent and all other sums due thereunder have been assigned to Sublandlord. If Sublandlord notifies Sub-subtenant of Sublandlord's election under the Sublease to collect rent and all other sums due under the Sub-sublease, and demands that Sub-subtenant pays same to Sublandlord, Sub-subtenant agrees that it will honor such demand and pay its rent and all other sums due under the Sub-sublease directly to Sublandlord or as directed by Sublandlord, notwithstanding any contrary claims, directions, or instructions by Sublandlord or parties claiming through Sublandlord, other than Sublandlord.

      15. All notices, demands or requests made pursuant to, under, or by virtue of this Agreement must be in writing and mailed to the party to whom the notice, demand or request is being made by certified or registered mail, return receipt requested, at its address set forth above. A copy of all notices to Sublandlord shall also be sent to Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022-4802, Attention: James I. Hisiger, Esq. A copy of all notices to Sub-subtenant shall also be sent to: ________________________________. Any party may change the place that notices and demands are to be sent by written notice delivered in accordance with this Agreement.

      16. This Agreement shall be governed by the laws of the State of New York. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      17. Each party shall execute and deliver, upon the request of the other, such documents and instruments (in recordable form, if requested) as may be necessary or appropriate to fully implement or to further evidence the understandings and agreements contained in this Agreement. This Agreement may be executed in any number of counterparts.

            IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the Effective Date.

SUB-SUBTENANT                              SUBLANDLORD

                                           PENN STATION LEASING, LLC, a Delaware
                                           limited liability company
____________________________               By:_______________________
By:_________________________               Name: ________________
Its:_________________________              Title:  ________________

                                ACKNOWLEDGMENTS

                               [TO BE INSERTED.]

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                                  EXHIBIT "A"

                        Description of Leased Premises